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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                November 12, 1999
                                (Date of Report)



                            ONSITE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)







STATE OF DELAWARE                  1-12738                    33-0576371
-------------------            --------------          -----------------------
(State or other                 (Commission                (IRS Employer
 jurisdiction of                 File Number)            Identification Number)
 incorporation)


    701 Palomar Airport Road, Suite 200, Carlsbad, California      92009
    -----------------------------------------------------------------------
               (Address of principal executive offices)          (Zip Code)


        Registrant's telephone number, including area code: 760-931-2400

Item 2. Acquisition or Disposition of Assets.

     On November 2, 1999, Onsite Energy Corporation, dba ONSITE SYCOM Energy Corporation, a Delaware corporation ("ONSITE SYCOM"), executed an Acquisition and Release Agreement (the "Acquisition Agreement") to sell ninety-five percent (95%) of the issued and outstanding stock of Lighting Technology Services, Inc., a California corporation ("LTS"), to Russell Wm. Royal ("Royal"). ONSITE SYCOM had acquired title to all of the issued and outstanding stock of LTS on or about June 12, 1998 ("Original Acquisition Date"), pursuant to that certain Agreement of Purchase and Sale of Stock in which Royal and Keith Aldrich ("Aldrich") were the selling shareholders (the "Original Acquisition Agreement").

     In exchange for ninety-five percent (95%) of the issued and outstanding LTS stock, ONSITE SYCOM received (i) 345,000 shares of ONSITE SYCOM Class A Common Stock, $.001 par value, issued to Royal pursuant to the Original Acquisition Agreement, (ii) a promissory note executed on behalf of Royal in favor of ONSITE SYCOM to either (A) pay the principal sum of Ninety-Six Thousand and Six Hundred Dollars ($96,600), or (B) deliver 345,000 shares of ONSITE SYCOM Class A Common Stock, $.001 par value, issued to Aldrich pursuant to the Original Acquisition Agreement, by December 31, 1999, and (iii) a promissory note executed on behalf of LTS in favor of ONSITE SYCOM in the amount of Nine Hundred and Thirty-Five Thousand Eight Hundred Twenty-One Dollars and Eighty-Seven Cents ($935,821.87) payable by December 31, 2009 (the "LTS Note"). Under the terms of the LTS Note, the principal amount shall be satisfied through the payment of cash, retention by ONSITE SYCOM of amounts due LTS as compensation for specified services rendered, and the performance of lighting services by LTS for projects offered by ONSITE SYCOM to LTS.

     In connection with the Original Acquisition Agreement, Royal and Aldrich had executed Employment Agreements with ONSITE SYCOM to provide exclusive services to LTS until March 31, 2000. Royal has served as the President and Chief Operating Officer of LTS, and Aldrich has served as the Vice President and Responsible Managing Officer. Royal and Aldrich continued to serve as directors of LTS. Pursuant to the Acquisistion Agreement, the Employment Agreements of Royal and Aldrich have been terminated.

     Richard T. Sperberg, the Chief Executive Officer of ONSITE SYCOM, has served as the Chairman of the Board of Directors and Chief Executive Officer of LTS. In addition, Frank Mazanec (until March 10, 1999), J. Bradford Hanson (effective March 10, 1999), and Audrey Nelson Stubenberg, all officers of ONSITE SYCOM, have served on the LTS Board of Directors. Mr. Hanson also has served as Chief Financial Officer and Ms. Stubenberg has served as Secretary. Pursuant to the Acquisition Agreement, the above named officers of ONSITE SYCOM (with the exception of Mr. Mazanec who resigned as a director as of March 10, 1999) have resigned from their positions as officers of LTS and members of the LTS Board of Directors.

     The foregoing description of the Acquisition Agreement is a summary of certain of its provisions. Reference is made to the entire Acquisition Agreement attached hereto as Exhibit 2.1 which is incorporated herein by reference for all of its terms and conditions.

     LTS is a Costa Mesa, California based lighting services company. It will continue to pursue independent lighting services opportunities in commercial, industrial, and educational markets, while providing lighting subcontractor services to energy services companies, including ONSITE SYCOM.

     ONSITE SYCOM is a comprehensive energy service company that assists its customers in reducing electricity and fuel costs by developing, designing, constructing, owning and operating efficient, environmentally sound energy projects. ONSITE SYCOM also offers a full range of professional consulting services, which include direct access planning, market assessments, business strategy and public policy analyses, utility deregulation and environmental impact/feasibility studies. It is ONSITE SYCOM's mission to save customers money and improve the quality of the environment through independent energy solutions.


Item 7. Financial Statements and Exhibits.

        c.     Exhibits.

               2.1    Copy of the Acquisition Agreement.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 12, 1999



                                            ONSITE ENERGY CORPORATION, dba
                                            ONSITE SYCOM ENERGY CORPORATION



                                            By: /s/ RICHARD T. SPERBERG
                                                    ---------------------
                                                    Richard T. Sperberg
                                                    President